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EXHIBIT 10.8

                                      NOTE

                                                                 Los Angeles, CA
                                                                November 1, 2005

FOR VALUE RECEIVED, the undersigned, MEMS USA, INC., A Nevada Corporation ("Borrower"), hereby promises to pay to the order of DANIEL MOSCARITOLO, ("Lender"), in lawful money of the United States of America, at 5701 Lindero Canyon Rd., Building 2-100, Westlake Village, CA 91362, the principal sum of One-Hundred Five Thousand Eight Hundred Dollars ($105,800.00) or any adjusted amounts due hereunder, on May 1, 2006.


This Note shall bear interest at the rate of ten (10) percent per annum or at the legal rate, whichever is greater, as allowed by and determined in accordance with California law, until fully paid. Interest is payable upon maturity of the note.


In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.


Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.



                                        MEMS USA, INC.

                                        /s/ James A. Latty
                                        -------------------------
                                        James A. Latty
                                        President



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                               SECURITY AGREEMENT

This SECURITY AGREEMENT is made on this first day of November, 2005 between MEMS USA, Inc. (Debtor), and Daniel Moscaritolo ("Secured Party").

1. SECURITY INTEREST. Debtor grants to Secured Party a security interest in all inventory, equipment, appliances, furnishings, stock certificates, and aircraft (or parts thereof) now or hereafter belonging to MEMS USA, Inc., a Nevada corporation, located at 5701 Lindero Canyon Rd., Building 2-100, Westlake Village, CA 91362 (the "Premises") or used in connection therewith and in which Debtor now has or hereafter acquires any right and the proceeds there from. As additional collateral, Debtor assigns to Secured Party, an undivided one-half (1/2) security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which Debtor now has or hereafter acquires. The Security Interest shall secure the payment and performance of Debtor's promissory note dated November 1, 2005 in the principal amount of One-hundred Five-Thousand Eight hundred ($105,800) Dollars and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

2. COVENANTS. Debtor hereby warrants and covenants: (a) The collateral will collateral will not be removed from the Premises other than in the ordinary course of business. (b) The Debtor's place of business is 5701 Lindero Canyon Rd., Building 2-100, Westlake Village, CA 91362 and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business (c) The parties intend that the collateral is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty. (d) The Debtor will not sell, dispose, or otherwise transfer the collateral or any interest therein without the prior consent of Secured Party, and the Debtor shall keep the collateral free from unpaid charges (including rent), taxes, and liens. (e) The Debtor shall execute alone or with Secured Party any Financing Statement or other document or procure any document, and pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary. (f) Debtor shall maintain insurance at all times with respect to all collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may require.
(g) The Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any equipment in good working order and condition. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the collateral, may pay rent or insurance due on the collateral and may pay for the maintenance and preservation of the collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

3. DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following: (a) any misrepresentation in connection with this Agreement on the part of the Debtor. (b) any noncompliance with or nonperformance of the Debtor's obligations under the Note or this Agreement. (c) if Debtor is involved in any financial difficulty as evidenced by (i) an assignment for the benefit of creditors, or (ii) an attachment or receivership of assets not dissolved within thirty (30) days, or (iii) the institution of Bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within thirty (30) days from the date on which it is filed. Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the Uniform Commercial Code. Secured Party may require the Debtor to make it available to Secured Party at a place which is mutually convenient. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shalt have the effect of an instrument under seal.


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By:
MEMS USA, Inc.


/s/ James A. Latty
--------------------------------------
James A. Latty, President


Date: Nov. 1, 2005